Exhibit 10.2

FIRST AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT

THIS FIRST AMENDMENT OF CONSTRUCTION LOAN AGREEMENT (“Amendment”) is made this 11th day of August, 2009 between FIRST NATIONAL BANK OF OMAHA, a national banking association as a Bank and as the Administrative Agent and Collateral Agent for the Banks (in such capacities, “Bank”), the other Banks a party to the Loan Agreement referenced below and HIGHWATER ETHANOL, LLC, a Minnesota limited liability company (“Borrower”). This Amendment amends that certain Construction Loan Agreement dated April 24, 2008 between Bank, Banks and Borrower (“Loan Agreement”).

WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, the Banks extended the Construction. Loan, Revolving Loan and other financial accommodations and extensions of credit described in the Loan Agreement to Borrower, all as more fully described in the Loan Agreement;

WHEREAS, the Loan Termination Date applicable to the Revolving Promissory Notes is April 24, 2009, and the Borrower has requested, and under the terms and conditions of this Amendment, the Banks have agreed, to extend the Loan Termination Date of the Revolving Promissory Notes to February 28, 2010, amend the interest rate applicable to the Revolving Loan and otherwise amend the Loan Agreement as provided for in this Amendment; and

WHEREAS, the parties hereto agree to amend the Loan Agreement as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.             Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.

2.             Effective April 24, 2009, Section 1.32 of the Loan Agreement is hereby amended to delete the reference to April 24, 2009 as the Loan Termination Date of the Revolving Promissory Notes and inserting in lieu thereof February 28, 2010. To further evidence such extension, Borrower shall execute in favor of each Bank with a Revolving Loan Commitment and deliver to Bank First Amended and Restated Revolving Promissory Notes dated of even date with this Amendment. From and after the date of this Amendment, any reference to the Revolving Notes in the Loan Agreement and the other Loan Documents shall be amended to refer to such First Amended and Restated Revolving Promissory Notes.

3.             Section 2.10 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.10          INTEREST ON THE REVOLVING NOTES. Prior to maturity and subject to the incentive pricing provisions contained in Section 2.15 of this AGREEMENT and the minimum interest rate of 5.5% applicable to the REVOLVING LOAN, interest on the principal balance outstanding on the REVOLVING NOTES shall accrue at a rate equal to the greater of (1) the 90 day LIBOR RATE plus 450 hundred basis points and (ii) 5.5%. The interest rate on the REVOLVING NOTES shall initially be set on the date of the REVOLVING NOTES, and shall adjust on the 1st day of every third month thereafter to a rate equal to the greater of (i) the 90 day LIBOR RATE plus 450 basis points or (ii) 5.5%. If the date of the REVOLVING NOTES is a day other than the first day of the month, then the initial 90 day LIBOR RATE shall be that 90 day LIBOR RATE in effect on the date of the REVOLVING NOTES. After the applicable LOAN TERMINATION DATE, whether by acceleration or otherwise, interest shall accrue on the REVOLVING NOTES at a rate equal to the 90 day LIBOR RATE plus one thousand fifty (1050) basis points. Interest on the REVOLVING NOTES shall be paid monthly, in arrears.

4.             Section 1.29 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.29 “INTEREST PERIOD” means for the FIXED RATE NOTES, VARIABLE RATE NOTES, CONSTRUCTION NOTES and LONG TERM REVOLVING NOTES a period of one (1) month, and for the REVOLVING NOTES a period of 90 days; provided that:

1.29.1 subject to clause 1.29.2 below, any INTEREST PERIOD which would otherwise end on a day which is not a EURODOLLAR BUSINESS DAY shall be extended to the next succeeding EURODOLLAR BUSINESS DAY; and

1.29.2 no INTEREST PERIOD shall extend beyond the LOAN TERMINATION DATE applicable to such NOTE.

5.              Section 2.15 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.15 Incentive Pricing. The interest rate applicable to the REVOLVING LOAN, VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN is subject to reduction commencing six months subsequent to CONSTRUCTION LOAN TERMINATION DATE, based on the most recent interim financial statements delivered by or on behalf of BORROWER to ADMINISTRATIVE AGENT; provided, however, that in no event shall the interest rate be less than 4% with respect to the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN and 5.5% with respect to the REVOLVING LOAN. In the event that BORROWER maintains the following ratios, measured quarterly, the interest rate will be reduced accordingly:

If INDEBTEDNESS to NET WORTH is less than:	Interest rate will be:

1.25 : 1.00

The one month LIBOR RATE plus 350 basis points with respect to the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN and with respect to the REVOLVING LOAN, the 90 day LIBOR RATE plus 450 basis points

1.05 : 1.00

The one month LIBOR RATE plus 325 basis points with respect to the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN and with respect to the REVOLVING LOAN, the 90 day LIBOR RATE plus 425 basis points

0.85 : 1.00

The one month LIBOR RATE plus 300 basis points with respect to the VARIABLE RATE NOTES and the LONG TERM REVOLVING LOAN and with respect to the REVOLVING LOAN, the 90 day LIBOR RATE plus 400 basis points

0.65 : 1.00

The one month LIBOR RATE plus 275 basis points with respect to the VARIABLE RATE NO’T’ES and the LONG TERM REVOLVING LOAN and with respect to the REVOLVING LOAN, the 90 day LIBOR RATE plus 375 basis points

6.               Section 2.13 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.13 Fees. BORROWER shall pay to ADMINISTRATIVE AGENT the fees and other amounts described and provided for in that certain fee letter of even date with this AGREEMENT between BORROWER and ADMINISTRATIVE AGENT (as it may be amended or modified and in effect from time to time, the “FEE LETTER”) in accordance with the terms of the FEE LETTER.

BORROWER agrees to pay ADMINISTRATIVE AGENT for the account of BANKS in proportion to their respective COMMITMENTS in the REVOLVING LOAN an unused commitment fee equal to 50 basis points of the average unused portion of the REVOLVING LOAN COMMITMENT and unused portion of the LONG TERM REVOLVING LOAN available at such time, calculated and payable on a quarterly basis in arrears; provided, however, the unused commitment fees on same shall not begin accruing or be payable by BORROWER on the LONG TERM REVOLVING LOAN until the CONSTRUCTION LOAN TERMINATION DATE. BORROWER shall pay ADMINISTRATIVE AGENT commitment fees equal to 1.75% per annum of issued and outstanding Letters of Credit issued at BORROWER’s request and on BORROWER’s account with such fee payable quarterly, together with such other fees as are consistent with FNBO’s then current International Trade Services Fee Schedule.

7.               Section 6.1.9 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.1.9          On the 15th and 31st days of each month, or the first BANKING DAY after such days if the 15th and 31st of a month are not BANKING DAYS, BORROWER shall provide BORROWING BASE certificates in form reasonably acceptable to ADMINISTRATIVE AGENT, calculating advance rates under the REVOLVING LOAN pursuant to the BORROWING BASE beginning with the certificate with respect to the fourth month following CONSTRUCTION LOAN TERMINATION DATE or at the time of any request for an advance on the REVOLVING LOAN.

8.             Section 6.1.2 of the Loan Agreement is hereby amended by deleting “After the CONSTRUCTION LOAN TERMINATION DATE,” from the beginning of such Section.

9.             Section 613 of the Loan Agreement is hereby amended by deleting “ending after the CONSTRUCTION LOAN TERMINATION DATE” from the beginning of such Section.

10.           Section 6.1.4 of the Loan Agreement is hereby amended by deleting “After the CONSTRUCTION LOAN TERMINATION DATE,” from the beginning of such Section.

11.            The opening clause of Section 6.2.4 of the Loan Agreement is hereby deleted and the following is inserted in lieu thereof:

“Until the first day of the fourth month after the CONSTRUCTION LOAN TERMINATION DATE, BORROWER will maintain at all times WORKING CAPITAL of not less than $1,000,000.00 (measured at the end of each fiscal quarter), and thereafter BORROWER shall maintain the following minimum WORKING CAPITAL during the periods stated below, measured continuously:

12.           Until the CONSTRUCTION LOAN TERMINATION DATE, BORROWER will maintain at all times an Interest Coverage Ratio, as determined and calculated in accordance with GAAP, of not less than 1.10:1.0.

13.           Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement, the Revolving Notes and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the other Loan Documents are hereby amended to be consistent with the terms of this Amendment. The modifications and amendments contained in this Amendment will become effective on the date of this Amendment except as otherwise specifically provided for above.

14.           Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.

15.           This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

{SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

HIGHWATER ETHANOL, LLC

By:	/s/ Brian Kletscher
Brian Kletscher, CEO

FIRST NATIONAL BANK OF OMAHA,
In its capacity as a BANK, ADMINISTRATIVE
AGENT and COLLATERAL AGENT

By:	/s/ Fallon Savage
Fallon Savage, Second Vice President

AGSTAR FINANCIAL SERVICES, PCA
as a BANK

By:	/s/ Jeanne M. Scharf
Name:	Jeanne M. Scharf
Title:	VP Credit ABC & Capital Markets

UNITED FCS, as a BANK

By:	/s/ Chris Petersen
Name:	Chris Petersen
Title:	VP Agribusiness Analyst

FIRST BANK & TRUST, as a BANK

By:	/s/ Kevin A. Eichacker
Name:	Kevin A. Eichacker
Title:	Senior Vice President

GRANITE FALLS BANK, as a BANK

By:	/s/ Craig A. Bakkelund
Name:	Craig A. Bakkelund
Title:	Vice President

HERITAGE BANK, as a BANK

By:	/s/ Don Mathews
Name:	Don Mathews
Title:	Vice President

DEERE CREDIT, INC., as a BANK

By:	/s/ Mark A. Thompson
Name:	Mark A. Thompson
Title:	Vice President